Exhibit 24

LIMITED POWER OF ATTORNEY
FOR CERTAIN REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Maria Reda, Ryan O’Herrin and Joseph Martin, each acting individually, and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)       prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Steel Partners Holdings, L.P., a Delaware limited partnership (the “Company”), with the United States Securities and Exchange Commission (the “SEC”), any national securities exchange or any similar authority, and the Company, as may be considered necessary or advisable pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”), or the rules and regulations of any national securities exchange on which such securities may be listed or any similar authority;

(2)       prepare, execute, acknowledge, deliver and file Forms 144 (including any amendments thereto) with respect to the securities of the Company, with the SEC, any national securities exchange or any similar authority, and the Company, as may be considered necessary or advisable pursuant to Rule 144 of the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time (the “Securities Act”), or the rules and regulations of any national securities exchange on which such securities may be listed or any similar authority;

(3)       prepare, execute, acknowledge, deliver and file with the SEC a Form ID (including any amendments thereto) and any other documents as may be considered necessary or advisable to obtain codes and passwords enabling the undersigned to make electronic filings of the foregoing reports with the SEC;

(4)       seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(5)       perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(a)       this limited power of attorney (“Power of Attorney”) authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(b)       any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(c)       neither the Company nor any such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, the Securities Act or the rules and regulations of any national securities exchange or any similar authority, (ii) any liability of the undersigned for any failure to comply with such requirements, rules or regulations, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(d)       this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act, the Securities Act, including without limitation the reporting requirements under Rule 144 of the Securities Act, or the rules and regulations of any national securities exchange or any similar authority; and

(e)       this Power of Attorney supersedes and replaces any prior power of attorney executed by the undersigned for any of the purposes set forth herein.

Although this Power of Attorney supersedes and replaces any prior power of attorney executed by the undersigned for any of the purposes set forth herein, the undersigned hereby ratifies and approves of any actions taken pursuant to any prior power of attorney for any of the purposes set forth herein, including without limitation the granting thereof by the undersigned on his or her behalf.

The undersigned hereby gives and grants such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that such attorney-in-fact (or such attorney-in-fact’s substitute or substitutes) shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 19, 2024.

Signature:	/s/ Gary Tankard
Name:	Gary Tankard